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                                                                   Exhibit 21.1
                                                                   ------------

                  LIST OF SUBSIDIARIES OF OMNOVA SOLUTIONS INC.
                  ---------------------------------------------

         The following is a list of the subsidiaries of OMNOVA Solutions Inc., an Ohio corporation (the "Corporation"). The common stock of all of the companies listed below is wholly owned, directly or indirectly, by the Corporation.

Name of Corporation                             State of Incorporation
-------------------                             ----------------------

GenCorp Services Inc.                           Ohio

GenCorp Wallcovering (USA), Inc.                Ohio

GenCorp Wallcovering (UK) Limited               United Kingdom limited
                                                company

         The Corporation also controls, directly or indirectly, thirteen other companies that, in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as such term is defined in Rule 1-02 (w) of Regulation S-X.